After Recording Return to:
David N. Lombard
Jameson Babbitt Stites & Lombard, P.L.L.C.
999 Third Avenue, Suite 1900
Seattle, WA 98104-4001

ASSIGNMENT OF LEASES AND RENTS

Date:	September 16, 2010
Borrower:	G&E HC REIT II Pocatello MOB, LLC, a Delaware limited liability company
Borrower’s Notice Address:
1551 N. Tustin Avenue, Suite 300 Santa Ana, CA 92705 Attn: Andrea R. Biller and Mathieu Streiff
Lender:	Sun Life Assurance Company of Canada, a Canadian corporation, together with other holders from time to time of the Note (as herein defined).
Lender’s Notice Address:
c/o Sun Life Assurance Company of Canada One Sun Life Executive Park Wellesley Hills, Massachusetts 02481 Attention: Mortgage Investments Group
Note:	a Promissory Note from Borrower to Lender in the Note Amount, of even date herewith, and all replacements, substitutions, modifications, renewals and extensions thereof.
Note Amount: $8,000,000.00
Mortgage:	a certain Leasehold Deed of Trust, Security Agreement and Fixture Filing, encumbering the Property, of even date herewith, and all modifications or amendments thereto or extensions thereof.

Permitted Leasing Guidelines:

The area of the leased premises does not exceed 10,000 square feet of space; the base rent is at least $17.00 per rentable square foot of space in the leased premises; and the tenant pays its share of taxes, insurance premiums and operating expenses.

State Idaho

Exhibit A (Property Description) hereto is incorporated herein by reference.

Table of Contents

1.	DEFINITION OF TERMS

2.	GRANTING CLAUSES

3.	REPRESENTATIONS AND WARRANTIES

3.1 3.2 3.3 3.4	Ownership of Leases Status of Leases Status of Major Tenants Contamination

4.	COVENANTS

4.1 4.2 4.3 4.4	Leases Contamination Estoppel Certificates Further Assurances

5.	DEFAULTS; REMEDIES OF LENDER

5.1	Events of Default

(a)	Mortgage

(b)	Breach of Covenant

5.2	Remedies

(a)	Possession of Property

(b)	Collection of Rents

(c)	Payments

(d)	Other

5.3	Application of Proceeds

5.4	General Provisions

(a)	Multiple Exercise of Remedies

(b)	Cumulative Remedies

(c)	Right to Terminate Proceedings

(d)	No Waiver or Release

(e)	Waiver of Jury Trial

5.5	Limitation on Lender’s Liability

5.6	Indemnification

6.	COLLECTION OF RENTS AND RELEASE

6.1	Borrower’s Right to Collect Rents

6.2	Release of Assignment

7. GENERAL

7.1 7.2 7.3 7.4 7.5 7.6 7.7 7.8 7.9 7.10 7.11 7.12 7.13 7.14 7.15 7.16
Lender’s Right to Waive, Consent or Release
No Impairment
Amendments
Notices
Successors and Assigns
Severability
Gender and Construction
Joint and Several Liability
Modifications
Governing Laws
Captions
Other Security
Direction to Tenants
Nonrecourse
Time of the Essence
Exhibit

1.	DEFINITION OF TERMS. As used herein, the terms defined on page i hereof and in the Mortgage shall have the meanings given on page i and in the Mortgage, respectively, and the following terms shall have the following meanings:

1.1	Event of Default: as defined in Paragraph 5.1.

1.2	In its sole unfettered discretion: as defined in Paragraph 7.7.

1.3	Lease Assignment: this Assignment of Leases and Rents and all modifications or amendments thereto and extensions thereof.

1.4	Leases: all leases, license agreements and other occupancy or use agreements (whether oral or written), now or hereafter existing, which cover or relate to all or any portion of the Property in which Borrower holds the landlord’s or lessor’s interest therein, together with all options therefor, amendments thereto and renewals, modifications and guarantees thereof, and all Rents.

1.5	Permitted Leases: any Leases now existing or hereafter entered into on a form substantially similar to the form submitted to, and approved by, Lender prior to the date hereof, for leasable space in the Property which comply with the Permitted Leasing Guidelines.

1.6	Rents: all rents, royalties, issues, profits, revenues, income and other benefits of the Property arising at any time (including, without limitation, after the filing of any petition under any present or future Federal or State bankruptcy or similar law) from the use or enjoyment thereof or from the Leases, including, without limitation, cash, letters of credit or securities deposited thereunder to secure performance by the tenants of their obligations thereunder, whether said cash, letters of credit or securities are to be held until the expiration of the terms of the Leases or applied to one or more of the installments of rent coming due, additional, percentage, participation and other rentals, fees and deposits.

2.	GRANTING CLAUSES. For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower hereby irrevocably and absolutely grants, transfers, assigns, mortgages, bargains, sells and conveys to Lender all of Borrower’s estate, right, title and interest in, to and under, and grants a first and prior security interest in, the Leases, whether now owned or held or hereafter acquired or owned by Borrower, FOR THE PURPOSE OF SECURING THE FOLLOWING OBLIGATIONS OF BORROWER TO LENDER, in such order of priority as Lender may elect:

(a)	payment of the Secured Debt;

(b)	payment of such additional sums with interest thereon which may hereafter be loaned to Borrower by Lender, even if the sum of the amounts outstanding at any time exceeds the Note Amount; and

(c)	due, prompt and complete observance, performance, fulfillment and discharge of each and every obligation, covenant, condition, warranty, agreement and representation contained in the Loan Documents.

3.	REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Lender that the following are true, correct and complete as of the date of this Lease Assignment.

3.1	Ownership of Leases. Borrower is the sole owner of the entire landlord’s interest in all of the presently existing Leases. Neither the Leases nor any interest therein have been assigned to any person or entity (other than Lender). Other than one or more existing letters of intent which are non-binding on Borrower as of the recording of this Assignment, no Lease or option or commitment to lease affecting the Property presently exists.

3.2	Status of Leases.

(a)	Each of the Leases is valid and enforceable and has not been altered, modified, amended, or extended except as previously disclosed to Lender in writing;

(b)	To the best knowledge and belief of Borrower, after due investigation and inquiry, there exist no uncured defaults by Borrower under any of the Leases, there exist no uncured defaults by any tenant under any of the Leases and no tenant has any claim, offset or defense to payment of rent under the Leases;

(c)	None of the Rents have been assigned;

(d)	None of the Rents have been collected more than 30 days in advance; and

(e)	No rental concession or period of rent-free occupancy has been given any tenant under any Lease for any period subsequent to the effective date of this Lease Assignment.

3.3	Status of Major Tenants. To the best of Borrower’s knowledge and belief, no tenant leasing more than 15% of the total rentable space in the Improvements has suffered or incurred any material, adverse change in its finances, business, operations, affairs or prospects since the date of the Commitment.

3.4	Contamination. To the best of Borrower’s knowledge and belief, after due investigation and inquiry, except as disclosed in that certain Phase I Environmental Site Assessment Report, prepared by Partner Engineering and Science, Inc., dated May 24, 2010:

(a)	none of the tenants under any of the Leases nor any prior tenants use or operate or have used or operated the Property in a manner which resulted or will result in Contamination;

(b)	each tenant’s use and operation of the Property is in compliance with all Laws including without limitation all Federal, state and municipal laws pertaining to health or the environment; and

(c)	there are no Environmental Actions or Claims pending or threatened against any tenant, or the Property.

4.	COVENANTS.

4.1	Leases. Borrower shall:

(a)	observe and perform all the obligations imposed upon the landlord under the Leases;

(b)	not do or permit to be done anything to impair the security of Lender under this Lease Assignment or its interest as landlord under the Leases;

(c)	not collect any of the Rents more than 30 days in advance of the time when the same become due;

(d)	not execute, without Lender’s prior written consent: (i) any other assignment of the landlord’s interest in the Leases, or (ii) any Leases (other than Permitted Leases);

(e)	deliver to Lender a true and complete copy of any Lease, including Permitted Leases, promptly after execution by Borrower;

(f)	not subordinate the Leases to any mortgage or other encumbrance or permit, consent or agree to any such subordination without Lender’s prior written consent;

(g)	not alter, modify or change the terms of any of the Leases (other than alterations, modifications or changes to any Permitted Lease which do not, individually or collectively, result in such Permitted Lease no longer fulfilling the criteria for Permitted Leases);

(h)	not give any consent or exercise any option required or permitted by the Leases (other than options contained in the original Lease to extend the term) without Lender’s prior written consent;

(i)	not agree to early termination or cancellation of any of the Leases without Lender’s prior written consent, which consent may be conditioned on, among other things, payment to Lender of any termination fee or other sums received by Borrower in connection with such termination or cancellation;

(j)	not otherwise cancel or terminate any of the Leases or accept a surrender thereof or convey, transfer, suffer or permit a conveyance or transfer of, the premises demised thereby or of any interest therein so as to effect directly or indirectly, proximately or remotely, a merger of the estates and rights of, or a termination or diminution of, the obligations of the tenant thereunder;

(k)	not alter, modify or change the terms of any guarantee of any of the Leases or cancel or terminate any such guarantee without Lender’s prior written consent; and

(l)	not consent to any assignment of any Lease (other than Permitted Leases), whether or not in accordance with its terms, without Lender’s prior written consent, unless the tenant thereunder remains liable thereafter for all obligations under such Lease.

Any exercise by Lender of its discretion in connection with a request for its consent under this Paragraph 4.1 shall be based on its reasonable evaluation of the requested matter. Lender shall respond to a request for its consent within a reasonable time, not to exceed ten (10) business days provided the request is marked with the following bold or brightly colored words: “IMMEDIATE RESPONSE REQUIRED”.

4.2	Contamination. Borrower shall not permit any tenant to use or operate the Property in a manner which will result in Contamination and Borrower shall take all steps reasonably necessary under the circumstances including, without limitation, periodic inspections and assessments of the premises demised under the Leases to determine whether any tenant’s use or operation of the Property has resulted in Contamination. Notwithstanding anything set forth herein to the contrary, Borrower may use and permit any tenant to use substances customarily used in and about medical office buildings (including common cleaning supplies and other substances and materials used in connection with medical practices); provided, however, that (i) all such substances are used in full compliance with all Laws and high standards in medical practices, (ii) no such substances are released or disposed of on the Property in violation of any Laws, and (iii) all indemnities of Borrower contained in the Loan Documents extend to such substances and the use thereof, notwithstanding that the use of such substances may be permitted hereby.

4.3	Estoppel Certificates. Whenever reasonably requested by Lender, Borrower shall execute and deliver and shall cause any tenant to execute and deliver to or at the direction of Lender, and without charge to Lender, written certifications to confirm the current status of the Lease, use and occupancy of the premises demised to the tenant, condition of the tenant and of the premises, the tenant’s right to extend the Lease or purchase the premises and any other information Lender may reasonably require.

4.4	Further Assurances. Borrower shall:

(a)	cause Lender’s name to be noted on all Leases as the assignee of the landlord’s interest thereunder or otherwise notify tenants under existing and future Leases of Lender’s interest as assignee of the landlord’s interest thereunder; and

(b)	at Lender’s request, specifically assign and transfer to Lender any particular Lease and execute and deliver such further instruments to accomplish the purposes of this Lease Assignment as Lender shall from time to time reasonably require.

5.	DEFAULTS; REMEDIES OF LENDER.

5.1	Events of Default. Any of the following shall constitute an “Event of Default” hereunder:

(a)	Mortgage. The occurrence of an Event of Default under the Mortgage; and

(b)	Breach of Covenant. Any breach by Borrower of any covenant, agreement, condition, term or provision in this Lease Assignment, which continues for 30 days after written notice thereof by Lender to Borrower; provided, however, that if the nature of Borrower’s breach is such that more than 30 days is reasonably required to cure the same, then Borrower shall not be deemed to be in default if Borrower commences such cure as promptly as reasonably possible within such 30-day period, diligently prosecutes such cure to completion, and completes such cure within 90 days from the date of Lender’s aforesaid notice to Borrower.

5.2	Remedies. In case of an Event of Default and so long as such Event of Default remains uncured, Lender may, at any time thereafter, at its option, without notice, and without bringing any legal action or proceeding unless expressly required by law, exercise any or all of the following remedies:

(a)	Possession of Property. Take physical possession of the Property and of all books, records, documents and accounts relating thereto and exercise, without interference from Borrower, any and all rights which Borrower has with respect to the Property, including, without limitation, the right, at Borrower’s expense, to rent and lease the Property, to hire a professional property manager for the Property, to Clean-Up any Contamination and to make from time to time all alterations, renovations, repairs and replacements to the Property as may seem proper to Lender. If necessary to obtain possession as provided for above, Lender may, without liability to Borrower or other persons, invoke any and all legal remedies to dispossess Borrower, including, without limitation, one or more actions for forcible entry and detainer, trespass and restitution.

(b)	Collection of Rents. Either with or without taking possession of the Property, through a receiver or otherwise, in its own name or otherwise, collect the Rents (including, without limitation, those past due and unpaid).

(c)	Payments. Without releasing Borrower from any obligation hereunder or under the Loan Documents, cure any Event of Default. In connection therewith, Lender may enter upon the Property and do such acts and things as Lender deems necessary or desirable to protect the Property or Leases, including, without limitation: (i) prosecuting or defending any legal action affecting any Lease; (ii) making, enforcing, modifying and accepting surrender of any Lease; (iii) obtaining and evicting tenants; (iv) fixing or modifying Rents; (v) making alterations, renovations, repairs and replacements to the Property; and (vi) otherwise doing any act which Lender deems proper to protect the Property and/or its interest under this Lease Assignment.

(d)	Other. Take such other actions or commence such other proceedings as Lender deems necessary or advisable to protect its interest in the Property and the Leases and its ability to collect the Secured Debt as are available under Laws.

Any sums advanced by Lender under this Paragraph 5.2 shall bear interest at the lesser of (a) the Default Rate specified in the Note or (b) the maximum nonusurious interest rate permitted by applicable law and shall be payable by Borrower on demand. Such sums, together with such interest, shall constitute a part of the Secured Debt.

5.3	Application of Proceeds. All sums realized by Lender under Paragraph 5, less all costs and expenses incurred by Lender under Paragraph 5, including, without limitation, reasonable attorneys’ fees and disbursements, property management fees, costs of title commitments, inspections, environmental site assessments and testing, engineering reports, alterations, renovations, repairs and replacements made or authorized by Lender and all expenses incident to Lender taking possession of the Property, and such sums as Lender deems appropriate as a reserve to meet future expenses of the Property, shall be applied to the Secured Debt in such order as Lender shall determine. Thereafter, any balance shall be paid to the person or persons legally entitled thereto.

5.4	General Provisions.

(a)	Multiple Exercise of Remedies. Lender may exercise its remedies under Paragraph 5 several times (in case of several Events of Default) without exhausting Lender’s right to such remedies for any unsatisfied part of the Secured Debt and without exhausting the power to exercise such remedy for any other part of the Secured Debt, whether matured at the time or subsequently maturing.

(b)	Cumulative Remedies. All of the rights, remedies and options set forth in Paragraph 5 or otherwise available at law or in equity are cumulative and may be exercised without regard to the adequacy of, or exclusion of, any other right, remedy, option or security held by Lender.

(c)	Right to Terminate Proceedings. Lender may, at any time before conclusion of any proceeding or other action brought in connection with its exercise of the remedies provided for in Paragraph 5, terminate, without prejudice to Lender, such proceedings or actions.

(d)	No Waiver or Release. Lender may resort to any remedies and the security given by the Loan Documents in whole or in part, and in such portions and in such order as may seem best to Lender in its sole unfettered discretion, and any such action shall not in any way be considered as a waiver of any of the rights, benefits or remedies evidenced by the Loan Documents. The failure of Lender to exercise any right, remedy or option provided for in the Loan Documents shall not be deemed to be a waiver of any of the covenants or obligations secured by the Loan Documents. No sale of all or any of the Property, no forbearance on the part of Lender and no extension of the time for the payment of the whole or any part of the Secured Debt or any other indulgence given by Lender to Borrower or any other person or entity, shall operate to release or in any manner affect Lender’s interest in the Property or the liability of Borrower to pay the Secured Debt.

(e)	Waiver of Jury Trial. Borrower and Lender hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other, on or in respect of any matter whatsoever arising out of, or in any way connected with, this Lease Assignment or any of the other Loan Documents, or the relationship of Borrower and Lender hereunder or thereunder.

5.5	Limitation on Lender’s Liability. Lender shall not be liable for any loss sustained by Borrower resulting from Lender’s failure to lease the Property after an Event of Default or from any other act or omission of Lender in managing the Property after an Event of Default unless such loss is caused by the willful misconduct, gross negligence or bad faith of Lender. Lender shall not be obligated to perform or discharge nor does Lender hereby undertake to perform or discharge, any obligation, duty or liability under the Leases.

This Lease Assignment shall not operate to make Lender a mortgagee in possession or to place responsibility for the control, care, management, repair or Clean-Up of the Property upon Lender, nor for the carrying out of any of the terms and conditions of the Leases; nor shall it operate to make Lender responsible or liable for any waste committed on the Property by the tenants or any other parties, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death of any tenant, licensee, employee or stranger.

5.6	Indemnification. If any claim against Lender is made in connection with any Lease, the Property or this Lease Assignment, Borrower shall indemnify, defend and hold harmless Lender, its agents, employees and contractors, from and against, and upon demand, reimburse Lender for all claims, demands, liabilities, losses, damages, judgments, penalties, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, which may be imposed upon, asserted against or incurred or paid by Lender by reason of, on account of or in connection with any Lease, the Property or this Lease Assignment, unless the claim was directly caused by the gross negligence or intentional misconduct of Lender. If Lender commences litigation against Borrower to enforce any of its rights hereunder or to recover any of the Secured Debt, Lender may employ an attorney or attorneys and, in such event, Borrower shall pay Lender in connection therewith, whether or not litigation is actually filed or prosecuted to judgment, all reasonable fees and expenses of such attorneys. Borrower shall timely appear in and diligently contest any action or proceeding purporting to affect the security hereof or the rights or powers of Lender hereunder, and Borrower shall pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, in any similar action or proceeding in which Lender may appear. At Borrower’s sole cost and expense, Borrower shall timely appear in and diligently defend or prosecute, as the case may be, any litigation arising from or in connection with any Lease.

6.	COLLECTION OF RENTS AND RELEASE.

6.1	Borrower’s Right to Collect Rents. Until the occurrence of an Event of Default and except as otherwise expressly provided to the contrary, Borrower shall have a license to:

(a)	collect the Rents, but not more than 30 days prior to accrual;

(b)	retain and use all Rents so collected as a trust fund, for application to payment of such of the Secured Debt as is due, and payment and performance of Borrower’s other obligations under the Loan Documents, retaining the balance, if any, for its own account; and

(c)	exercise, except as otherwise specifically provided herein, all the rights of the landlord under each Lease.

6.2	Release of Assignment. Upon payment in full of the Secured Debt and performance of all obligations secured hereby, this Lease Assignment shall become and be void.

7.	GENERAL.

7.1	Lender’s Right to Waive, Consent or Release. Lender may at any time and from time to time, in writing: (a) waive compliance by Borrower with any covenant herein made by Borrower to the extent and in the manner specified in such writing; or (b) consent to Borrower doing any act which Borrower is prohibited hereunder from doing, or consent to Borrower’s failing to do any act which Borrower is required hereunder to do, to the extent and in the manner specified in such writing. No such act shall in any way impair the rights hereunder of Lender, except to the extent specifically agreed to by Lender in such writing.

7.2	No Impairment. The interests and rights of Lender under this Lease Assignment shall not be impaired by any indulgence, including, without limitation: (a) any renewal, extension or modification which Lender may grant with respect to any of the Secured Debt; (b) any surrender, compromise, release, renewal, extension, exchange or substitution which Lender may grant in respect of the Property or any interest therein; or (c) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Secured Debt.

7.3	Amendments. This Lease Assignment may not be waived, changed or discharged orally, but only by an agreement in writing signed by Lender, and any oral waiver, change or discharge of any provision of this Lease Assignment shall be without authority and of no force and effect. Any waiver, change or discharge shall be effective only in the specific instances and for the purposes for which given and to the extent therein specified.

7.4	Notices. Any notice, request, demand or other communication required or permitted under this Lease Assignment (unless otherwise expressly provided therein) shall be given in writing by delivering the same in person to the intended addressee, by overnight courier service with guaranteed next day delivery or by certified United States Mail, postage prepaid sent to the intended addressee at the applicable Notice Address or to such different address as either Borrower or Lender shall have designated by written notice to the other sent in accordance herewith. Such notices shall be deemed given when received or, if earlier, in the case of delivery by courier service with guaranteed next day delivery, the next day or in the case of delivery by certified United States Mail, two days after deposit therein. No notice to or demand on Borrower in any case shall of itself entitle Borrower to any other or further notice of demand in similar or other circumstances.

7.5	Successors and Assigns. The terms, provisions, covenants and conditions of this Lease Assignment shall be binding upon Borrower, and any permitted successors and assigns of Borrower, and shall inure to the benefit of Lender and its successors, substitutes and assigns and shall constitute covenants running with the Land. All references in this Lease Assignment to Borrower or Lender shall be deemed to include all such successors, substitutes and assigns.

If ownership of the Property or any portion thereof becomes vested in a person other than Borrower, Lender may, without notice to Borrower, whether or not Lender has given written consent to such change in ownership, deal with such successor or successors in interest with reference to this Lease Assignment in the same manner as with Borrower, without in any way vitiating or discharging Lender’s remedies under or Borrower’s liability under this Lease Assignment.

7.6	Severability. A determination that any provision of this Lease Assignment is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Lease Assignment to any person or circumstances is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

7.7	Gender and Construction. Within this Lease Assignment, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires. References in this Lease Assignment to “herein”, “hereunder” or “hereby” shall refer to this entire Lease Assignment, unless the context otherwise requires. When the phrase “in its sole unfettered discretion” is used in this Lease Assignment with respect to Lender, it shall permit Lender to evaluate such criteria (without allowance for reasonableness) as it chooses in approving or disapproving the requested or pending action. To the extent the terms of this Lease Assignment and the other Loan Documents are inconsistent or conflict, the terms of this Lease Assignment shall control and such documents shall be read together in order to provide Lender the broadest range of remedies available to it.

7.8	Joint and Several Liability. If Borrower is composed of more than one party, the obligations, covenants, agreements, representations and warranties contained in this Lease Assignment, as well as the obligations arising hereunder, are and shall be joint and several as to each such party.

7.9	Modifications. References to any of the Loan Documents in this Lease Assignment shall be deemed to include all amendments, modifications, extensions and renewals thereof.

7.10	Governing Law. This Lease Assignment shall be construed according to and governed by the laws of the State.

7.11	Captions. All paragraph and subparagraph captions are for convenience of reference only and shall not affect the construction of any provision herein.

7.12	Other Security. Lender may take or release other security for payment of the Secured Debt and may release any party primarily or secondarily liable therefor and may apply any other security held by it to the satisfaction of the Secured Debt without prejudice to any of its rights under this Lease Assignment.

7.13	Direction to Tenants. BORROWER HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS EACH TENANT NAMED IN THE LEASES, UPON RECEIPT FROM LENDER OF A WRITTEN NOTICE TO THE EFFECT THAT AN EVENT OF DEFAULT EXISTS UNDER THIS LEASE ASSIGNMENT, TO PAY ALL RENTS ARISING OR ACCRUING UNDER SAID TENANT’S LEASE TO LENDER AND TO CONTINUE SO TO DO UNTIL OTHERWISE NOTIFIED BY LENDER.

7.14	Nonrecourse. Borrower shall be liable upon the indebtedness evidenced by the Note, for all sums to accrue or to become payable thereon and for performance of all covenants contained in the Note or in any of the other Loan Documents, to the extent, but only to the extent, of Lender’s security for the same, including, without limitation, all properties, rights, estates and interests covered by the Mortgage and the other Loan Documents. No attachment, execution or other writ or process shall be sought, issued or levied upon any assets, properties or funds of Borrower other than the properties, rights, estates and interests described in the Mortgage and the other Loan Documents. In the event of foreclosure of such liens, mortgages or security interests, by private power of sale or otherwise, no judgment for any deficiency upon such indebtedness, sums and amounts shall be sought or obtained by Lender against Borrower. Subject to the foregoing, nothing herein contained shall be construed to prevent Lender from exercising and enforcing any other remedy relating to the Property allowed at law or in equity or by any statute or by the terms of any of the Loan Documents.

Notwithstanding the foregoing, Borrower shall be personally liable to Lender for:

(a)	damages, losses, liabilities, costs or expenses (including, without limitation, attorneys’ fees) incurred by Lender due to any of the following: (i) security deposits of tenants of the Property (not previously applied to remedy tenant defaults or previously returned to tenants in accordance with the express provisions of their leases) which have not been paid over to Lender; (ii) any rents prepaid by any tenant of the Property more than one (1) month in advance; (iii) insurance proceeds or condemnation awards received by Borrower and not applied according to the terms of the Mortgage; (iv) accepting Lease termination payments without Lender’s prior written consent and direction as to use; (v) repairs to the Property resulting from a casualty not reimbursed by insurance, to the extent insurance coverage for such repairs was required by the Loan Documents; (vi) fraud, material misrepresentation or bad faith on the part of Borrower; (vii) any event or circumstance for which Borrower is obligated to indemnify Lender under the provisions of the Mortgage respecting Hazardous Substances, Contamination or Clean-Up; (viii) waste of the Property by Borrower; (ix) Borrower’s failure to pay real estate taxes or other assessments against the Property; (x) Borrower’s failure to comply with the Americans with Disabilities Act of 1990, as amended, or (xi) if the ground lessee (the “Ground Lessee”) under that certain Ground Lease disclosed by that certain Memorandum of Ground Lease recorded in Bannock County, Idaho on March 1, 1983 as Instrument Nos. 703253 and 703254 and amended by Amendment recorded in Bannock County, Idaho on December 10, 1996 as Instrument No. 96020658 blocks access over the portion of North Loop Road crossing over said Ground Lessee’s leased parcel between Hospital Way and the Property; and

(b)	all rents, issues and profits from the Property collected by Borrower after an Event of Default has occurred and is continuing or after an event or circumstance has occurred and is continuing which with the passage of time or the giving of notice, or both, would constitute an Event of Default, unless such rents, issues and profits are applied to the normal operating expenses of the Property or to the Secured Debt.

Lender shall not be limited in any way in enforcing the personal liability and obligations of Borrower under the Loan Documents against Borrower, nor shall Lender be limited in any way in enforcing the personal liability and obligations of any guarantor or indemnitor in accordance with the terms of the instruments creating such liabilities and obligations.

7.15	Time of the Essence: Time is of the essence of each and every performance obligation of Borrower under this Lease Assignment or any of the other Loan Documents.

7.16	Exhibits. The following is the Exhibit referred to in this Lease Assignment, which is hereby incorporated by reference herein:

Exhibit A — Property Description

[Borrower’s Signature Appears on the Following Page]

IN WITNESS WHEREOF, this Lease Assignment has been executed and delivered as of the date first above written.

BORROWER:

G&E HC REIT II POCATELLO MOB, LLC, a
Delaware limited liability company

By: /s/ Danny Prosky
Name: Danny Prosky
Title: Authorized Signatory

State of California	)
) ss.
County of Orange	)

On this 13th day of September, in the year of 2010, before me, a Notary Public in and for said State, personally appeared Danny Prosky, known or identified to me to be the Authorized Signatory of G&E HC REIT II POCATELLO MOB, LLC, a limited liability company, the person who subscribed said limited liability company name to the foregoing instrument, and acknowledged to me that he/she executed the same in said limited liability company name.

/s/ P.C. Han
P.C. Han
Notary Public
My Commission expires: June 25, 2011